UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
_____________________

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 23, 2012

PUBLIC STORAGE
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-33519	95-3551121
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of Principal Executive Offices)	(Zip Code)

(818) 244-8080
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) As previously disclosed, the Compensation Committee has been evaluating a new compensation program for Ronald L. Havner, Jr., the company’s Chairman and Chief Executive Officer. On July 23, 2012, the Compensation Committee completed its final review and approval of Mr. Havner’s new compensation program. As approved, (1) Mr. Havner’s annual base salary will continue to be set at $1 million, (2) his annual incentive award, assuming achievement of performance criteria set by the Compensation Committee, will range from a minimum of $1 million paid in cash plus 25,000 restricted share units to a maximum of $2 million paid in cash plus 50,000 restricted share units (subject to a limit of a maximum aggregate value of $10 million), (3) he will be entitled to receive an annual Public Storage employee stock option grant for 100,000 common shares and (4) the restricted share units and stock options he receives will vest in three equal annual installments beginning one year from the date of issuance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 27, 2012

PUBLIC STORAGE
By: /s/ Stephanie Heim
Stephanie Heim Vice President